EXHIBIT 10.4



                        SECURITIES SUBSCRIPTION AGREEMENT



     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Securities Subscription Agreement (the "Agreement" or the "Subscription Agreement") is executed by Amulet Limited, a Cayman Islands corporation (the "Subscriber") in connection with the subscription by the Subscriber for 9% Convertible Debentures (the "Convertible Debentures") and three (3) year Warrants exercisable at $4.80 per share (the "Warrants") of Bodisen Biotech, Inc., a Delaware corporation (the "Company"). The Company is offering an aggregate face amount of up to $3 million (U.S.) of Convertible Debentures and a number of three (3) year Warrants to purchase a number of shares of Common Stock, $0.0001 par value per share, of the Company, ("Common Stock" or the "Shares") equal to 30% of the quotient of (i) the dollar amount of Convertible Debentures issued divided by (ii) the conversion price of $4.80 per Share (the "Conversion Price"). For the avoidance of doubt, this calculation shall be made without reference to interest accrued on such Convertible Debenture, if any. The terms of the Convertible Debentures, including the terms on which the Convertible Debentures may be converted into Shares, are set forth in the form of Convertible Debenture attached hereto as Exhibit A. The terms of the Warrants are set forth in the form of Warrant attached hereto as Exhibit B. The offer and sale of Convertible Debentures and Warrants are being made in reliance upon the provisions of the Securities Act of 1933, as amended (the "Act"). The Convertible Debentures, Warrants and the Shares issuable upon conversion or exercise thereof are sometimes referred to herein as the "Securities". The Subscriber wishes to subscribe for the principal amount of the Convertible Debentures and Warrants in accordance with the terms and conditions of this Agreement. It is agreed as follows:

1.   Subscription; Purchase Price

     The Subscriber hereby agrees to purchase and subscribe for, and the Company hereby agrees to issue and sell, Convertible Debentures in the principal amount of $3,000,000.00 and Warrants to purchase 187,500 shares of Common Stock at the Conversion Price. The closing of the purchase and sale of the Convertible Debentures and the Warrants shall be deemed to occur on the date hereof at the

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offices of the Company (the "Closing"). At the Closing, payment shall be made by the Subscriber, by wire transfer, as directed to an account designated in writing to the Subscriber by the Company on the Company's letterhead prior to Closing (including to an escrow account of the Company's counsel) on the day so directed, against the Company's delivery of Convertible Debentures and Warrants subscribed for. The payment shall be made by delivering same day funds in United States Dollars as designated above.

2.   Subscriber   Representations;   Access  to  Information   and   Independent
     Investigation

     The Subscriber represents and warrants to, and covenants with, the Company as follows:

     2.1 Exempt Transaction. The Subscriber represents and warrants to the Company that (i) the Subscriber is an accredited investor as the term is defined in Rule 501(a) under the Act and (ii) the Subscriber is purchasing the Securities for its own account and not with a view of reselling the Securities in violation of the Act.

     2.2 Independent Investigation. The Subscriber has relied upon an independent investigation made by it and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company; provided, that such investigation shall not affect the Subscriber's ability to rely on the accuracy of the representations and warranties of the Company set forth herein. In making the investment decision to purchase the Convertible Debentures and Warrants, the Subscriber is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, public filings of the Company or in a document executed by a duly authorized representative of the Company making reference to this Agreement. The Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. The Subscriber is a sophisticated investor, and an accredited investor as defined in Rule 501 of Regulation D. The Subscriber has had access to the Company's Form 10-KSB Annual Report for the year ended December 31, 2003, and Form 10-QSB for the most recent fiscal quarter ended and copies of all Form 8-K Reports from the beginning of the past fiscal year to the date hereof.

     2.3 Economic Risk. The Subscriber understands and acknowledges that an investment in the Convertible Debentures and Warrants involves a high degree of risk, including a possible total loss of investment. The Subscriber represents that it is able to bear the economic risk of the investment. The Subscriber is able to afford to hold the Securities for an indefinite period and the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the investment in the Securities to be received by the Subscriber.

     2.4 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Securities.

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     2.5 No  Registration.  The Subscriber  understands that the Securities have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of the Subscriber contained herein.

     2.6 Investment Intent. The Subscriber is acquiring the Convertible Debentures and Warrants to be issued and sold hereunder (and the Shares issuable upon conversion or exercise as the case may be) for the Subscriber's own account.

     2.7 Incorporation and Authority. The Subscriber has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly approved by all necessary action of the Subscriber, including any necessary shareholder approval (if necessary), has been executed by persons duly authorized by the Subscriber, and constitutes a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms.

     2.8 No Reliance on Tax Advice. The Subscriber has reviewed with his, her or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Subscriber (and not the Company) shall be responsible for the Subscriber's own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     2.9 Independent Legal Advice. The Subscriber and the Company acknowledge that each has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and has consulted with its own legal counsel, and other advisors prior to execution of the Agreement, and that the Company will pay the fees and expenses with respect to the offering by the Company of the Securities to the Subscriber, as contemplated in this Subscription Agreement (the "Offering"), including all filing fees.

     2.10 Acknowledgment. The Subscriber understands that the Securities are being offered and sold to it in reliance of specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.

3.   Resales

     The Subscriber acknowledges and agrees that the Securities may and will only be resold (a) pursuant to a registration statement under the Act; or (b) pursuant to an exemption from registration under the Act.

4.   Legends; Subsequent Transfer of Securities

4.1 Legends. The certificate(s) representing the Convertible Debentures and Warrants shall bear such legends as set forth in Exhibits A and B hereof.


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5.   Representations, Warranties and Covenants of Company

     The Company represents and warrants to, and covenants with, the Subscriber as follows:

     5.1 Organization, Good Standing, and Qualification. The Company and all corporations, associations, or other business entities in which the Company currently holds, directly or indirectly, a majority interest or which the Company owns or controls, directly or indirectly (each a "Subsidiary" and collectively the "Subsidiaries") are corporations duly organized, validly existing and in good standing under the laws of the state of their respective jurisdictions of incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted and as proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), earnings, properties, prospects or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Neither the Company nor any Subsidiary is the subject of any pending or, to the Company's knowledge, threatened investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any foreign, state or local jurisdiction, or the Securities and Exchange Commission or similar authority in any foreign or domestic jurisdiction (the "Commission") which have not been disclosed in the reports referred to in Section 5.5 below.

     5.2 Corporate Condition. None of the Company's filings made with the Commission (such filings, the "SEC Reports"), including, but not limited to, those reports referenced in Section 5.5 below, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, earnings, results of operations, condition (financial or otherwise) or prospects since the date of those reports which have not been properly disclosed to the public pursuant to filings made with the Commission. Further, all material non-public information (other than the specific information respecting the sale of the Securities themselves) respecting the Company, its business and its financial condition, as the same would be required to be disclosed in a SEC Report or registration statement (or corresponding prospectus) if the Securities were otherwise being registered for sale by the Company, has been so publicly reported or disclosed prior to the sale of the Securities as contemplated herein.

     5.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents (as hereinafter defined), and the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (and reservation for issuance) and delivery of the Shares issuable upon conversion of the Convertible Debentures and the Shares issuable upon exercise of Warrants have been taken, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. "Transaction Documents"

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means,  collectively,  this Agreement,  the Registration Rights Agreement by and between the Company and the Subscriber of even date herewith (the Registration Rights Agreement") the Convertible Debentures, the Warrants and each of the other documents entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

     5.4 Valid Issuance of Convertible Debenture, Warrant and Common Stock. When executed and delivered in accordance with the terms hereof for the consideration expressed herein, the Convertible Debentures and Warrants will have been issued in compliance with all applicable U.S. federal and state securities laws. Upon issue, the Subscriber will acquire good and marketable title to the Convertible Debentures, free and clear of all liens, claims, encumbrances, pre-emptive rights and other restrictions. Upon issue, the Subscriber will acquire good and marketable title to the Warrants, free and clear of all liens, claims, encumbrances, pre-emptive rights and other restrictions. The Shares issuable upon conversion of the Convertible Debentures and upon exercise of Warrants, as applicable, when issued in accordance with the respective terms thereof, shall be duly and validly issued and outstanding, fully paid and non-assessable, free and clear of any, liens claims, encumbrances, pre-emptive rights and other restrictions, and will have been issued in compliance with all applicable U.S. federal and state securities laws. Subject in part to the truth and accuracy of the Subscriber's representations set forth in this Agreement, the offer, sale and issuance of the Securities contemplated by this Agreement are exempt from the registration of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     5.5 Current Public Information. The Company represents and warrants to the Subscriber that the Company is a "reporting issuer" and has filed all the materials required to be filed as reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for a period of at least twelve months preceding the date hereof (or for such shorter period as the Company was required by law to file such material). All such reports (including, without limitation, the SEC Reports) complied in all material respects with all applicable requirements of Federal securities laws and the rules and regulations promulgated thereunder.

     5.6 No Directed Selling Efforts in Regard to this Transaction. The Company has not, and, to the Company's knowledge, neither the Subscriber nor any distributor, if any, participating in the offering of the Securities nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined under the Act. Such activity includes, without limitation, the making of printed material to investors, the holding of promotional seminars, the placement of advertisements with radio or television stations which discuss the offering of the Securities. The Company represents and warrants that the Offering is not part of a plan or scheme to evade the registration provisions of the Act.

     5.7 No Conflicts. The execution and delivery of the Transaction Documents and the consummation of the issuance of the Securities and the transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by

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which it or any of  their  properties  or  assets  are  bound,  or any  existing applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets.

     5.8 Issuance of Securities. The Company will issue one or more certificates representing the Convertible Debentures and Warrants in the name of the Subscriber in such denominations to be specified by the Subscriber prior to the Closing. Upon conversion of the Convertible Debentures or exercise of Warrants in accordance with their respective terms, the Company will issue one or more certificates representing Shares in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to conversion. The Shares to be issued upon conversion of the Convertible Debentures or exercise of the Warrants shall bear restrictive legends unless subject to an effective registration or exemption under the Act.

     5.9 No Action. None of the Company or any of the Subsidiaries has taken or will take any action that will affect in any way the Subscriber's ability to resell the Securities in accordance with applicable securities laws.

     5.10 Compliance with Laws. The conduct of the business of the Company and each of the Subsidiaries complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. Neither the Company nor any Subsidiary has received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the sale of the Securities, including, but not limited to, the filing of all reports required to be filed in connection therewith with the Commission or any other regulatory authority. Further, assuming the accuracy of the representations of the Subscriber, the offer and sale by the Company of the Securities (including, without limitation, the Shares issuable upon conversion of the Convertible Debentures and the Shares issuable upon exercise of the Warrants) are exempt from registration under the Securities Act.

     5.11 Litigation. Except as disclosed in the Company's Annual Report on Form 10-KSB, its Form 8-K Reports, or any Quarterly Reports on Form 10-QSB filed since the date of such Form 10-KSB, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, or any of their properties, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     5.12 Disclosures. The Company confirms that it has not provided to the Subscriber any material non-public information other than information related to the transactions contemplated by this Agreement. The Company understands and confirms that the Subscriber will rely on the foregoing representations in effecting the transactions in securities of the Company.

     5.13 Capitalization. The Company, as of the Closing, will have outstanding the number of shares of Common Stock, Convertible Debentures and Warrants as set forth on Exhibit C. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. No personal liability attaches to the registered holders of the Common Stock by reason of their being registered holders thereof.

     5.14 Material Changes. Except as disclosed in the SEC Reports, since December 31, 2004: (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a Material Adverse Change or a material reduction in the future earnings or prospects of the Company and the Subsidiaries; (ii) each of the Company and the Subsidiaries have not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) except as described in the SEC Reports, each of the Company and the Subsidiaries have not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of the Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or any of the Subsidiaries other than the sale of the Securities hereunder, shares or options issued pursuant to stock option plans or purchase plans approved by the Company's Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company's Board of Directors, or indebtedness material to the Company or any of the Subsidiaries (other than in the ordinary course of business); and (v) there has not been any other event or change that would have, individually or in the aggregate, a Material Adverse Effect.

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     5.15 Financial  Statements.  The consolidated  financial  statements of the
Company and the related notes contained in the SEC Reports present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in shareholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. The Company has fully complied with the Sarbanes-Oxley Act of 2002.

     5.16 Stabilization. Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

     5.17 Brokers. MidSouth Capital Inc. ("Placement Agent") will serve as the exclusive broker in this private placement offering and will receive a placement fee upon Closing of 6.5% of subscription funds received and accepted by the Company. The Placement Agent will also receive upon Closing a number of three
(3) year Warrants equivalent to eight (8%) percent of the total dollar amount of the Convertible Debentures issued hereunder divided by 125% of the Conversion Price ("Placement Agent Warrants"). Placement Agent Warrants will have an exercise price equivalent to 125% of the five day average closing sales price of

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the  Company's  Common  Stock as reported by Bloomberg as of the date of Closing and the four (4) preceding trading days.

     5.18 Consents. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by the Company or any of the Subsidiaries in connection with the transactions contemplated hereby or by the other Transaction Documents. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of the Subsidiaries is a party, or by which any of their properties or assets is bound, is required for the execution, delivery, or performance by the Company of the transactions contemplated by the Transaction Documents.

     5.19 Intellectual Property. To the Company's knowledge, the Company and each of the Subsidiaries owns, or has the right to use, all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights necessary to their respective businesses as now conducted without conflicting with or infringing upon the right or claimed right of any person under or with respect to any of the foregoing. Except for hardware and software licenses entered into in the ordinary course of business, neither the Company or any of the Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. Neither the Company nor any of the Subsidiaries has received any communications alleging that the Company or any of the Subsidiaries has violated the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and there is no basis for any of the foregoing. Neither the Company or any of the Subsidiaries is aware of any violation by a third party of any of the Company's or any of the Subsidiaries' patents, trade marks, service marks, trade names, copyrights, trade secrets or other proprietary rights.

     5.20 Foreign Corrupt Practices Act. To the best of the Company's knowledge, none of the Company, any of the Subsidiaries or any director, officer, agent or employee of the Company or any of the Subsidiaries has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to. (a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act (the "FCPA") for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company or any of the Subsidiaries to obtain or retain business for, or direct business to the Company or any of the Subsidiaries, as applicable, and under circumstances which would subject the Company or any of the Subsidiaries to liability under the FCPA or any corresponding foreign laws. Neither the Company nor any of the Subsidiaries has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

     5.21 Dilutive Effect. The Company understands and acknowledges that the number of Shares issuable upon conversion of the Convertible Debentures will increase in certain circumstances. Except as provided in the Convertible Debentures, the Company further acknowledges that its obligation to issue Shares upon conversion of the Convertible Debentures in accordance with this Agreement and the Convertible Debentures is not conditioned on the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

     5.22 Environmental Laws. To the best of the Company's knowledge, neither the Company nor any of the Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment and no material expenditures are or will be required in order to comply with any existing applicable statute, law or regulation.

     5.23 Off-Balance Sheet Arrangements. To the best of the Company's knowledge, neither the Company nor any of the Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Subsidiaries, such as structured finance entities and special, purpose entities that are reasonably likely to have a material adverse effect on the liquidity of the Company or any of the Subsidiaries or the requirements of the Company or any of the Subsidiaries for capital resources.

     5.24 U.S. Sanctions. To the best of the Company's knowledge, neither the Company's nor any of the Subsidiaries' profits are predominantly derived from the Company's or any of the Subsidiaries' economic development of resources located in Myanmar or any other country where restricted by executive order, ruling or other governmental regulation.

     5.25 Money Laundering. To the best of the Company's knowledge, the Company and the Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 (the "Patriot Act") and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

     5.26 Business Practices. To the best of the Company's knowledge, none of the Company, any of the Subsidiaries, or any person acting on behalf of the Company or any of the Subsidiaries has paid or delivered, or promised to pay or deliver, directly or indirectly through any other person, any monies or anything else of value to any government official or employee of any political party, for the purpose of illegally or improperly inducing or rewarding any action by the official favorable to the Company or any of the Subsidiaries.

6.   Additional Covenants of Company

     6.1 Corporate Existence and Taxes. For as long as any Convertible Debentures and Warrants remain outstanding, the Company shall maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes in good faith and for which adequate reserves are established on the Company's books and records.

6.2 Reserved Shares and Listings; Exchange Act. For so long as any Convertible Debentures and Warrants remain outstanding:

         (a) the Company will reserve from its authorized but unissued shares of Common Stock, a sufficient number of Shares to permit the conversion in full of the outstanding principal and interest amount of Convertible Debentures and the full exercise of Warrants; and

         (b) the Company will maintain the listing of its Shares on the Over the Counter Bulletin Board or other nationally recognized exchange; and

         (c) the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     6.3 Use of Proceeds. The Company shall use all of the net proceeds from the sale of all Securities for (i) completion of a new manufacturing facility; (ii) acquisition of two businesses in a similar business of the Company - liquid fertilizer and pesticides; and (iii) prepayment for certain raw materials to take advantage of lower pricing on raw material cost.

     6.4 Future Debt Financings. The Company shall not, so long as the Convertible Debentures remain outstanding, take on or assume any additional material debt, defined as an amount greater than $1 million U.S. unless holders of a minimum of seventy five (75%) percent of the principal amount of the outstanding Convertible Debentures consent to said debt financing.

     6.5 Publicity. Except with the written consent of the Subscriber, the Company shall not use, directly or indirectly, the Subscriber's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Subscriber for the specific use contemplated or as otherwise required by applicable law or regulation.

     6.6 The Company shall, no later than 4:30 p.m., Eastern Standard Time, on the date of Closing, issue a press release (a copy of which will be provided to the Subscriber or its counsel for review as early as practicable prior to its filing) disclosing the material terms of the transactions contemplated hereby in accordance with applicable disclosure obligations. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Subscriber, or include the name of the Subscriber in any filing with the Commission or any regulatory agency, without the prior consent of the Subscriber, except to the extent such disclosure (but not any disclosure as to the controlling persons thereof) is required by subpoena or applicable law, in which case the Company shall provide the Subscriber with prior notice of such disclosure.

7.   Conditions to Closing; Deliveries at Closing

     7.1 Conditions to Subscriber's Obligations to Close. The obligations of the Subscriber to purchase the Convertible Debentures and the Warrants offered hereunder are conditioned on the fulfillment or waiver of the following:

         (a) the execution and delivery of the Transaction Documents and such other documents, opinions, certificates and instruments that the Subscriber may reasonably request;

         (b) all the representations and warranties of the Company in this Agreement shall be true and correct as of the Closing as if made on such date, and the Company shall have performed all actions required hereunder;

         (c) the Company shall have performed in all material respects all agreements which the Transaction Documents provide shall be performed on or before the date of the Closing;

         (d) no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by the Transaction Documents which would, individually or in the aggregate, constitute a Material Adverse Effect;

         (e) no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Subscriber from purchasing the Securities or consummating the transactions contemplated by the Transaction Documents and there shall not be existing, or, to the knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of the Subsidiaries which would reasonably be expected to result in such an order, judgment or decree;

         (f) the Subscriber shall have received from Reed Smith LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D; and

         (g) the Company shall not have defaulted on any debt (including, but not limited to, any other series of convertible debentures or the Convertible Debentures).

     7.2 Conditions to the Company's Obligations to Close. The obligations of the Company to issue the Convertible Debentures and the Warrants offered hereunder are conditioned on the fulfillment or waiver of the following:

         (a) the execution and delivery of this Agreement; and

         (b) all representations and warranties of the Subscriber made in this Agreement shall be true and correct as of the Closing as if made on such date, and the Subscriber shall have performed all actions required hereunder.

8.   Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made in and wholly to be performed in that jurisdiction without regards to the choice of law rules of such state, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a Federal or state court sitting in the County of New York, State of New York, and the parties consent to jurisdiction in the State of New York.

9.   Entire Agreement; Amendment

     This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be able or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.  Notices, Etc.

     Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by overnight courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. A copy of all notices to the Subscriber must also be sent to the following address:

         Amaranth Advisors L.L.C.
         One American Lane
         Greenwich, CT  06831
         Attention:  General Counsel
         Fax:  (203) 422-3540

A copy of all notices to the Subscriber must also be sent to the following address:

         Baratta & Goldstein
         597 Fifth Avenue
         New York, NY  10017
         Attn: Joseph Baratta
         Fax: (212) 750-8297

11.  Indemnification

     11.1 Company Indemnification. In consideration of the Subscriber's execution and delivery of the Transaction Documents to which it is a party and acquiring the Securities hereunder and thereunder and in addition to all of the Company's other obligations under the Transaction Documents to which it is a party, the Company shall defend, protect, indemnify and hold harmless the Subscriber and each other holder of the Securities and all of their shareholders, trustees, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Subscriber Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages (other than consequential damages), and expenses in connection therewith (irrespective of whether any such Subscriber Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Subscriber Indemnified Liabilities"), incurred by any Subscriber Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents.

     11.2 Subscriber Indemnification. In consideration of the Company's execution and delivery of the Transaction Documents and issuance of the Securities hereunder and thereunder and in addition to all of each Subscriber's other obligations under the Transaction Documents, the Subscriber shall, severally and not jointly, defend, protect, indemnify and hold harmless the Company and all of the Company's officers, directors, agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages (other than consequential damages), and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Company Indemnified Liabilities"), incurred by any Company Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation or warranty made by the Subscriber in the Transaction Documents to which it is a party.

     11.3 Contribution; Mechanics and Procedures. If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the actions, inactions, statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. With respect to indemnification for a misrepresentation or breach of representation, the relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

12.  No Strict Construction

     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.  No Third Party Beneficiaries

     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

14.  Survival

     All covenants, agreements, representations and warranties made by the Company and the Subscriber herein the Transaction Documents shall survive the execution of this Subscription Agreement, the delivery to the Subscriber of the Convertible Debentures and the Warrants being purchased and the payment therefor.

15.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Convertible Debentures or the Warrants. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber.

16.  Expenses


     The Company shall, at the Closing, reimburse the reasonable fees and out-of-pocket expenses of the Subscriber, including the fees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"). The Subscriber acknowledges that payment of Gunderson Dettmer's fees by the Company raises a potential conflict of interest and hereby consents to the payment arrangement set forth herein.

17.  Counterparts

     This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

18.  Headings

     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

19.  Severability

     If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         The undersigned Subscriber acknowledges that this subscription shall not be effective unless accepted by the Company as indicated below.

     This  Subscription  Is  Accepted  by the Company on this 16th day of March,
2005.

                  Bodisen Biotech, Inc.


                  By:
                      ------------------------------------------------
                  Print Name:
                              ----------------------------------------
                  Title:
                         ---------------------------------------------


                  Address: Bodisen Biotech, Inc.
                  North Part of Xinquia Road
                  Yang Ling Agricultural High-Tech Industries
                  Demonstration Zone
                  Yang Ling
                  People's Republic of China
                  7121000
                  Facsimile: 86 (29) 87074958


                  Subscriber:


                  AMULET LIMITED



                  Name:
                      ------------------------------------------------
                  Title:


                  Address: Amulet Limited
                  c/o Dundee Leeds Management Services (Cayman) Ltd. 2nd Floor, Waterfront Centre
                  28 North Church Street
                  George Town, Grand Cayman
                  Cayman Islands
                  Facsimile: (203) 422-3540

                                    Exhibit A

                              Convertible Debenture

                                    Exhibit B

                                     Warrant

                                    Exhibit C

                          Capitalization of the Company

Common Stock Outstanding   -        15,268,000

Preferred Stock Outstanding -       0

Warrants Outstanding -              0

Options Outstanding        -        100,000 *


-----------------

* Note that options represent grants of 50,000 options to two (2) directors of the Company in December 2004. Options are exercisable for a period of five (5) years. Fifty (50%) of options as granted vested upon grant and the remainder will vest in increments of 1/8 over the ensuing eight (8) quarters.

                                    Exhibit D

                                  Legal Opinion